As filed with the Securities and Exchange Commission on August 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement Under

The Securities Act of 1933

EIGHTCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	87-2755739
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Eightco Holdings Inc. 101 Larry Holmes Dr., Suite 313 Easton, PA 18042 (888) 765-8933	Kevin O’Donnell 101 Larry Holmes Dr., Suite 313 Easton, PA 18042 (888) 765-8933
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Michael J. Blankenship
Winston Taylor LLP
800 Capitol St. STE 2400
Houston, TX 77002
Telephone: (713) 651-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities registered on this Form are to be offered pursuant to dividend or interest reinvestment plan, please check the following box: ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller Reporting Company	☒
						Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated August 26, 2026

EIGHTCO HOLDINGS INC.

Warrants to Purchase 9,917,844 Shares of Common Stock

9,917,844 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to (i) the offer and resale from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”) of (a) warrants (the “Worldcoin Tower Warrants”) to purchase up to 9,917,844 shares of common stock, par value $0.001 per share (the “Common Stock”), of Eightco Holdings Inc., a Texas corporation (the “Company”), issued to Worldcoin Tower Instant LLC pursuant to a Strategic Advisor Agreement dated as of September 8, 2025 (effective as of the Closing Date, as defined therein) (the “Strategic Advisor Agreement”) and evidenced by a Strategic Advisor Common Stock Purchase Warrant (the “Worldcoin Tower Warrant Agreement”), and (b) up to 9,917,844 shares of Common Stock issuable upon exercise of the Worldcoin Tower Warrants (the “Worldcoin Tower Warrant Shares”); and (ii) the issuance by the Company, and resale from time to time by the Selling Stockholders, of the Worldcoin Tower Warrant Shares.

We refer to the Worldcoin Tower Warrants and the Worldcoin Tower Warrant Shares, collectively, as the “Securities” in this prospectus. We are registering the Securities to permit the Selling Stockholders to offer and sell the Securities from time to time.

We are not selling any of the Worldcoin Tower Warrants under this prospectus, and we will not receive any of the proceeds from the sale of the Securities by the Selling Stockholders. We may, however, receive up to approximately $17,376,046 in gross proceeds if all of the Worldcoin Tower Warrants are exercised for cash at the exercise price of $1.752 per share. The Worldcoin Tower Warrants may be exercised on a cash basis, or if there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Worldcoin Tower Warrant Shares, on a cashless basis. If the warrants are exercised on a cashless basis, we will not receive any proceeds from such exercise.

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Securities in the section titled “Plan of Distribution.” We will pay the expenses incurred in registering the resale of the Securities, including legal and accounting fees.

Our Common Stock trades on the Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “ORBS”. On August 26, 2026, the last reported sale price for our Common Stock on the Nasdaq Capital Market was $0.80 per share. The Worldcoin Tower Warrants are not listed on any securities exchange.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2026.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Under this prospectus, the Selling Stockholders may offer and sell from time to time the Securities described herein. You should carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information contained in or incorporated by reference in this prospectus and any accompanying prospectus supplement. Neither we nor the Selling Stockholders have authorized any dealer, agent or other person to provide you with different information or to make any representation other than those contained in or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date indicated on the cover page of the applicable document or that any information incorporated by reference is correct as of any date other than the date of the document incorporated by reference, even though this prospectus is delivered or Securities are sold on a later date.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and the digital asset ecosystems in which we operate. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, digital asset and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. For investors outside the United States, we have not, and the Selling Stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the offering of the Securities and the distribution of this prospectus outside the United States.

Unless the context requires otherwise, in this prospectus, the terms “Eightco,” “we,” “us” and “our” refer to Eightco Holdings Inc. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Some factors that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

●	the risks of limited management, labor, and financial resources;

●	our ability to establish and maintain adequate internal controls;

●	our ability to develop and maintain a market in our securities;

●	our ability to obtain financing, if and when needed, on acceptable terms;

●	our projected financial position and estimated cash burn rate;

●	the success of our Digital Asset Treasury Strategy;

●	the volatile and unpredictable cycles in the emerging and evolving industries in which we operate;

●	the continued trading of digital currencies, and in particular WLD, at prices that make it profitable to mine new digital currencies;

●	new or additional governmental regulation;

●	our ability to maintain compliance with the Nasdaq’s continued listing requirements;

●	our ability to innovate and attract users for our products;

●	the expectations of future revenue growth may not be realized;

●	ongoing demand for our services; and

●	other risks described in our prior press releases and filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K, our Quarterly Report on Form 10-Q and any subsequent filings with the SEC.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

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SUMMARY

This summary does not contain all of the information that you should consider before investing in our Securities offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Securities.

Company Overview

The Company was originally incorporated on September 21, 2021 under the laws of the State of Nevada and converted to a Delaware corporation on March 9, 2022 pursuant to a plan of conversion with its former parent, Vinco Ventures, Inc. On February 2, 2026, the Company changed its state of domicile to the State of Texas. Eightco Holdings Inc. (NASDAQ: ORBS) is building the authentication and trust layer for the post-AGI world. Through a first-of-its-kind Worldcoin digital asset treasury strategy and a portfolio of strategic investments in frontier technology companies, the Company is establishing a universal foundation for digital identity and Proof of Human (PoH) verification. The Company’s mission is organized around three core pillars: consumer authentication, enterprise authentication, and gaming authentication.

The Company also operates Forever 8, an e-commerce inventory solutions business acquired on October 1, 2022, which represents its sole revenue-generating operating segment. Our corporate headquarters are located in Easton, Pennsylvania, and our common stock is listed on the Nasdaq Capital Market under the symbol “ORBS.”

On April 7, 2025, the Company completed the sale of the assets comprising its Corrugated Packaging Business. All operations related to this business ceased as of that date. The Company previously completed its wind-down of Web3 and BTC mining hardware sales activities and does not intend to resume revenue-generating operations in that area. The Company’s business is currently focused on the inventory cash flow solutions business of Forever 8 (the “Forever 8 business”) and the Company’s Digital Asset Treasury Strategy.

The Company currently has one operating segment: the Forever 8 business. The Company’s Digital Asset Treasury Strategy does not constitute a separate operating segment and is focused on holding digital assets, including WLD and ETH, as treasury reserve assets. In addition, the Company deploys capital into strategic equity investments in privately-held frontier technology companies as part of its long-term capital allocation framework. The Company’s investment philosophy centers on sectors it believes are fundamental to the future of authentication, digital identity, and the AI-driven economy—including blockchain infrastructure, human verification, artificial intelligence platforms, and next-generation consumer distribution. These investments are intended to complement the Company’s digital asset treasury strategy. For additional information about our business, please refer to our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.

On October 13, 2021, Kevin O’Donnell, Frank Jennings, and Louis Foreman were appointed to our board of directors, and Brett Vroman was appointed as chief financial officer. On April 26, 2025, Nicola Caiano was appointed to our board of directors. On September 8, 2025, Daniel Ives was appointed to serve as the Chairman of the Company’s board of directors and Paul Vassilakos resigned as chairman, chief executive officer and director of the Company. On September 8, 2025, Kevin O’Donnell was appointed as chief executive officer of the Company. On March 10, 2026, Mr. Ives resigned as Chairman of the Board and director, and the Board appointed Kevin O’Donnell to serve as Chairman of the Board. On March 10, 2026, Thomas Lee was appointed to our board of directors as an independent director.

On September 8, 2025, the Company’s Board of Directors approved a Digital Asset Treasury (“DAT”) Strategy under which the Company deploys a portion of its excess liquidity, operating cash flows, and capital from financing activities into digital assets as part of its long-term capital allocation framework. In connection with the adoption of this strategy, the Company completed a private placement offering (the “PIPE Financing”) on September 9, 2025 pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with several investors, including certain of the Company’s officers and directors. The Company issued 178,284,653 shares of Common Stock and Pre-Funded Warrants to purchase 6,646,855 shares of Common Stock, for net proceeds of approximately $261 million. Placement Agent Warrants to purchase up to 3,855,822 shares of Common Stock at an exercise price of $1.752 per share were also issued in connection with the PIPE Financing. The Company used the net proceeds from the PIPE Financing to fund the acquisition of WLD, the native cryptocurrency of the Worldcoin ecosystem, and the establishment of a WLD treasury operation. This strategy reflects a dual-pillar model combining (i) the operating performance of Forever 8, and (ii) long-term digital asset holdings designed to enhance our capital base and provide shareholders with exposure to emerging decentralized technologies. Under this strategy, the Company holds various digital assets, including Worldcoin (“WLD”), Ethereum (“ETH”), and USD denominated stablecoins for treasury, liquidity management, and strategic investment purposes. Digital assets are custodied with institutional third-party providers, including Kraken, Coinbase, and FalconX. The Company adopted ASU 2023-08 effective January 1, 2025, under which eligible digital assets are measured at fair value with changes recognized in net income.

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In addition to its digital asset holdings, the Company deploys capital into strategic equity investments in privately-held frontier technology companies as part of its long-term capital allocation framework. The Company’s investment philosophy centers on sectors it believes are fundamental to the future of authentication, digital identity, and the AI-driven economy – including blockchain infrastructure, human verification, artificial intelligence platforms, and next-generation consumer distribution. These investments are intended to complement the Company’s Digital Asset Treasury Strategy and position the Company at the intersection of transformative technology platforms.

In March 2026, the Company invested an aggregate of $92,600,000 in indirect beneficial interests in OpenAI preferred stock, one of the world’s leading artificial intelligence companies. OpenAI now represents approximately 30% of the Company’s total treasury position. In March 2026, the Company also invested $25,000,000 in Beast Industries, the business platform of content creator MrBeast, of which approximately $18,000,000 was funded at closing and approximately $7,000,000 was in the form of a future capital commitment that expired unfunded on May 9, 2026. In October 2025, the Company invested approximately $1,000,000 in Series D Preferred Stock of Mythical, Inc., a developer of blockchain-based video game ecosystems.

For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page 37 of this prospectus. More information about us is also available through our website at www.8co.holdings/. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our Revenue Sources

Forever 8

On October 1, 2022, the Company completed the acquisition of Forever 8. Forever 8 provides funding solutions and inventory management services for e-commerce businesses, enabling sellers to maintain optimal stock levels without tying up their own capital. Forever 8 is the Company’s sole operating segment and primary source of revenue. For the fiscal years ended December 31, 2025 and 2024, Forever 8 generated revenues of $32,981,126 and $39,621,272, respectively. Forever 8’s revenue base is highly concentrated, with one customer representing approximately 89% and 75% of total revenues for the fiscal years ended December 31, 2025 and 2024, respectively, and approximately 99% for the six months ended June 30, 2026. During the second quarter of 2026, this customer experienced a significant deterioration in its financial condition, including the liquidation of inventory positions and an inability to satisfy amounts owed to the Company on a timely basis. In response, the Company suspended new order fulfillment for this customer, ceased purchasing new inventory to support this customer relationship, and recognized bad debt expense of approximately $1.8 million during the six months ended June 30, 2026. In addition, the Company determined that inventory funded by the Company and held offsite by this customer had been disposed of without the Company’s authorization. The Company recorded a receivable of approximately $5.2 million for amounts recoverable with respect to that disposition and fully reserved such receivable given the customer’s financial condition. The Company is engaged in ongoing discussions with this customer regarding resolution of outstanding amounts owed; however, there can be no assurance as to the ultimate outcome of these discussions, and revenues from the Forever 8 business in future periods may be materially reduced or eliminated. Forever 8 uses proprietary technology to review product sales data and determine funding potential for online retail entrepreneurs around the world. Forever 8’s process is automated and does not require a personal guarantee, credit check or traditional lending requirements. Forever 8’s unique approach directly purchases inventory on its customers’ behalf, applies a mark-up and collects the revenue as the products are sold. The Company assumes the role of supplier and acts as a principal in these transactions, and therefore recognizes revenue on a gross basis.

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Corrugated Packaging Business

On April 7, 2025, the Company completed the divestiture of its Corrugated Packaging business, which had been operated through Ferguson Containers, a manufacturer of custom packaging products. On November 22, 2024, the Company entered into an Asset Purchase Agreement (the “APA”) with Ferguson Containers, LLC (the “Buyer”) and certain related parties. Pursuant to the APA, the Company sold certain assets constituting the business of Ferguson Containers to the Buyer. The purchase price for the assets consisted of (i) approximately $557,835 in cash, (ii) $2,500,000 in the form of a seller note, and (iii) certain earnout consideration upon the achievement of specified milestones. In December 2024, the Company’s shareholders approved the transactions contemplated by the APA, and the divestiture was consummated on April 7, 2025.

Strategic Investments in Frontier Technology Companies

In addition to its digital asset holdings, the Company deploys capital into strategic equity investments in privately-held frontier technology companies as part of its long-term capital allocation framework. The Company’s investment philosophy centers on sectors it believes are fundamental to the future of authentication, digital identity, and the AI-driven economy—including blockchain infrastructure, human verification, artificial intelligence platforms, and next-generation consumer distribution.

In March 2026, the Company invested an aggregate of $92,600,000 in indirect beneficial interests in OpenAI preferred stock, one of the world’s leading artificial intelligence companies. OpenAI now represents approximately 30% of the Company’s total treasury position. In March 2026, the Company also invested $25,000,000 in Beast Industries, the business platform of content creator MrBeast, of which approximately $18,000,000 was funded at closing and approximately $7,000,000 was in the form of a future capital commitment that expired unfunded on May 9, 2026. In October 2025, the Company invested approximately $1,000,000 in Series D Preferred Stock of Mythical, Inc., a developer of blockchain-based video game ecosystems. These investments are intended to complement the Company’s Digital Asset Treasury Strategy and position the Company at the intersection of transformative technology platforms.

Recent Developments

ATM Issuances

Subsequent to March 31, 2026, and through May 15, 2026, the Company issued an aggregate of 19,054,067 shares of Common Stock to Cantor Fitzgerald & Co. pursuant to the Company’s At-The-Market Issuance Sales Agreement. Aggregate proceeds from the ATM issuances described above were approximately $19,416,975. The shares were issued pursuant to the Company’s effective shelf registration statement.

Amended and Restated Consulting Agreement

On May 1, 2026, the Company entered into an Amended and Restated Consulting Agreement (the “A&R DACA”) with Worldcoin Tower LLC (the “Consultant”), which amends and restates in its entirety the Consulting Agreement dated as of September 9, 2025, between the Company and the Consultant (the “Original DACA”). Pursuant to the A&R DACA, the Consultant will continue to provide consulting services with respect to the Company’s Digital Asset Treasury Strategy and expands the scope of the Consultant’s engagement to a broader “Strategic Asset Strategy” consisting of two components: (1) the Digital Asset Treasury Strategy, which remains focused on accumulating digital assets, and (2) a new Strategic Investment Strategy, which is focused on deploying capital to invest in emerging companies. The A&R DACA also updates the applicable fee structure, whereby the Company will pay the Consultant a consulting fee equal to 1.00% per annum of assets under management (“AUM”), which includes both treasury assets and investment assets (each as defined in the A&R DACA). The Consultant is also able to earn certain one-time incentive milestone payments upon AUM first reaching $1 billion, $5 billion and $10 billion, respectively, and in each case payable in cash or shares of the Company’s Common Stock. The other material terms of the A&R DACA remain substantially unchanged from the Original DACA.

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Amended and Restated Compensation Agreement

On June 5, 2026, the Company entered into an Amended and Restated Compensation Agreement (the “A&R Compensation Agreement”) with Kevin O’Donnell, the Company’s Chief Executive Officer, which amends and restates in its entirety the Compensation Agreement dated September 8, 2025 (the “Prior Compensation Agreement”), between the Company and Mr. O’Donnell. The A&R Compensation Agreement provides for a term of up to three years commencing on June 5, 2026, during which Mr. O’Donnell will continue to serve as the Company’s Chief Executive Officer.

Pursuant to the A&R Compensation Agreement, Mr. O’Donnell will receive an annual base salary of $550,000. In connection with the execution of the A&R Compensation Agreement, the Compensation Committee of the Company’s Board of Directors approved payment of a cash bonus of $875,000 to Mr. O’Donnell, representing the full bonus amount that would have been payable under the Prior Compensation Agreement. However, the A&R Compensation Agreement does not provide for an additional annual bonus opportunity throughout the new three-year term.

The A&R Compensation Agreement provides for the following termination and severance benefits: (1) in the event of a termination without Cause (as defined in the A&R Compensation Agreement), severance pay equal to the lesser of 18 months of base salary or the base salary for the remainder of the term, plus accelerated vesting of all outstanding equity awards; (2) in the event of a termination for Cause or voluntary resignation, accrued but unpaid base salary and reimbursable expenses only, provided that upon a termination for Cause all unvested equity awards are forfeited; and (3) in the event of death or Disability (as defined in the A&R Compensation Agreement), accrued but unpaid base salary and reimbursable expenses, plus an additional six months of base salary and benefits (including, in the case of death, continuation of dependent benefits for six months).

Appointment of New Chairman, Director

For information regarding board changes, including the appointment and resignation of Daniel Ives and the appointment of Kevin O’Donnell as Chairman of the Board and Thomas Lee as an independent director, see “Company Overview” above.

Nasdaq Bid Price Deficiency Notice

On August 5, 2026, the Company received a notification letter from the Listing Qualifications Department of Nasdaq notifying the Company that, for the 30 consecutive business days from June 23, 2026 to August 4, 2026, the closing bid price of the Company’s common stock was below the minimum $1.00 per share required for continued listing pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until February 1, 2027, to regain compliance. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the compliance period. If the Company does not regain compliance by February 1, 2027, the Company may be eligible for an additional 180-day compliance period, provided the Company meets all other initial listing standards for The Nasdaq Capital Market. See “Risk Factors” for additional information.

Worldcoin and the Worldcoin Ecosystem

Worldcoin is a decentralized, open-source digital identity and cryptocurrency platform designed to establish a universal, privacy-preserving proof of personhood and to serve as a foundational layer for digital trust in the age of artificial intelligence. WLD is the native cryptocurrency of the Worldcoin network and is used to incentivize participation, facilitate transactions, and support the network’s operations. Launched with the mission to create a global network of verified humans, Worldcoin leverages proprietary biometric technology, most notably the Orb, a device that verifies unique human identity through iris scanning, to enable secure, privacy-centric digital identity verification.

Worldcoin is rapidly emerging as a leading platform for digital identity and authentication, aiming to address the growing challenges of distinguishing humans from bots and artificial intelligence agents online. As of 2025, Worldcoin has created nearly 16 million zero-knowledge Proof of Human (PoH) accounts across more than 45 countries, making it one of the largest and most ambitious digital identity projects globally. The Worldcoin ecosystem is supported by a diverse and expanding community of developers, users, and institutional partners, and is increasingly recognized for its potential to underpin next-generation online trust, verification, and economic exchange.

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The Worldcoin network is built to be programmable and interoperable, supporting a range of applications that require secure, decentralized identity verification. Its zero-knowledge proof technology ensures that sensitive biometric information is not stored on the blockchain, preserving user privacy while enabling robust authentication. The Orb hardware serves as the backbone of the network, verifying unique humans, distributing WLD tokens, and creating a trusted digital identity system for the AI era.

Worldcoin’s ecosystem is experiencing significant growth, with increasing adoption by individuals, enterprises, and institutions seeking reliable digital identity solutions. The platform is also attracting attention from the broader blockchain and cryptocurrency community, as well as from traditional financial and technology sectors interested in integrating secure, decentralized identity verification into their products and services. Worldcoin’s programmability and focus on privacy and security make it a compelling choice for a wide range of use cases, from online authentication and access control to digital asset issuance and economic participation.

The Worldcoin community is actively pursuing technological advancements to enhance scalability, security, and usability. Ongoing initiatives include the development of more efficient biometric verification methods, improvements to the Orb hardware, and the expansion of the network’s global reach. However, the Worldcoin ecosystem faces a variety of risks, including regulatory uncertainty, technological and operational challenges, competition from other digital identity and authentication platforms, and potential vulnerabilities in its biometric and blockchain infrastructure. The value of WLD and the success of the Worldcoin network depend on continued adoption, technological innovation, and the ability to address these risks effectively.

Key Features and Capabilities of Worldcoin as a Leading Decentralized Identity Platform:

1.	Proof of Human (PoH) and Biometric Verification: Worldcoin’s core innovation is its privacy-preserving, zero-knowledge proof of personhood, enabled by the Orb’s iris-scanning technology. This system allows for the creation of unique, verifiable digital identities without storing sensitive biometric data on-chain.

2.	Programmability and Interoperability: The Worldcoin protocol is designed to support a wide range of applications that require secure, decentralized identity verification, making it a foundational layer for digital trust in the AI era.

3.	Global Reach and Inclusivity: With millions of users across dozens of countries, Worldcoin aims to provide universal access to digital identity and financial participation, regardless of geography or socioeconomic status.

4.	Decentralized Governance and Open-Source Development: The Worldcoin ecosystem is supported by a global community of developers, contributors, and institutional partners, fostering innovation and transparency.

5.	Native Cryptocurrency: WLD serves as the primary incentive and utility token within the Worldcoin network, facilitating transactions, rewarding participation, and supporting the network’s operations.

While Worldcoin offers transformative potential for digital identity and online trust, it is subject to a range of risks, including but not limited to: regulatory uncertainty regarding the classification and use of WLD; technological vulnerabilities in biometric verification and smart contract infrastructure; operational challenges in scaling Orb deployment and user onboarding; competition from alternative digital identity solutions and central bank digital currencies (CBDCs); and market volatility affecting the value of WLD. The long-term success of Worldcoin will depend on its ability to maintain user trust, achieve widespread adoption, and adapt to evolving technological and regulatory landscapes.

Corporate Information

Eightco Holdings Inc. was incorporated in the State of Nevada on September 21, 2021. Our Common Stock trades on the Nasdaq under the symbol “ORBS”. On March 9, 2022, we changed our state of domicile to the State of Delaware. On April 3, 2023, we changed our corporate name from Cryptyde, Inc. to Eightco Holdings Inc. On February 2, 2026, we changed our state of incorporation to the State of Texas.

Our principal executive offices are located at 101 Larry Holmes Drive, Suite 313, Easton, Pennsylvania 18042, and our telephone number is (888) 765-8933. Our corporate website address is www.8co.holdings/. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, each of which is incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference” beginning on pages 37 and 38 of this prospectus, respectively. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

Risks Related to This Offering

Sales of a substantial number of shares of our Common Stock in the public market by the Selling Stockholders could cause our stock price to decline.

The Selling Stockholders may offer and sell up to 9,917,844 Worldcoin Tower Warrants and up to 9,917,844 Worldcoin Tower Warrant Shares issuable upon exercise of such Worldcoin Tower Warrants pursuant to this prospectus. Sales of a substantial number of shares of our Common Stock, or the perception that such sales could occur, could adversely affect the market price of our Common Stock. The sale of substantial amounts of our Common Stock in the public market, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock.

The exercise of the Worldcoin Tower Warrants and other outstanding warrants and options may dilute your ownership interest and adversely affect the market price of our Common Stock.

As of the date of this prospectus, there are outstanding Worldcoin Tower Warrants to purchase up to 9,917,844 shares of Common Stock at an exercise price of $1.752 per share. On August 26, 2026, the last reported sale price of our Common Stock on Nasdaq was $0.80 per share, which is substantially below the exercise price of the Worldcoin Tower Warrants and the other outstanding warrants described below. In addition, Placement Agent Warrants to purchase up to 3,855,822 shares of Common Stock at an exercise price of $1.752 per share were issued in connection with the September 2025 PIPE Financing and remain outstanding. The Pre-Funded Warrants to purchase up to 6,646,855 shares of Common Stock that were issued in connection with the September 2025 PIPE Financing were exercised in full during the six months ended June 30, 2026. The Company has also granted stock options to purchase up to 6,500,000 shares of Common Stock under its 2022 Long-Term Incentive Plan and has agreed to issue warrants to purchase 2,200,000 shares of Common Stock in connection with the ARK Capital Master Services Agreement. To the extent any of these warrants or options are exercised, additional shares of our Common Stock will be issued, which will result in dilution to then-existing stockholders and increase the number of shares eligible for resale in the public market. The exercise or conversion of these securities, or the perception that such exercise or conversion may occur, could adversely affect the market price of our Common Stock.

The market price of our Common Stock may be significantly affected by the market price of Worldcoin (WLD) and our Digital Asset Treasury Strategy.

As a result of our Digital Asset Treasury Strategy, pursuant to which we acquired and intend to continue to hold WLD and other digital assets as treasury reserve assets, the market price of our Common Stock is likely to be affected by fluctuations in the price of WLD. In connection with the September 2025 PIPE Financing, we used a substantial portion of the net proceeds to acquire WLD for our treasury operations, and Worldcoin serves as our primary treasury reserve asset. The trading prices of WLD and other digital assets have experienced extreme volatility in recent periods and may continue to do so. If the price of WLD declines, the market price of our Common Stock would likely also decline. Additionally, due to our significant exposure to WLD, the market price of our Common Stock may be more volatile than that of companies that do not hold substantial digital assets, and our Common Stock may trade at a premium or discount to the value of our net assets. Investors should carefully consider their risk tolerance before investing in our Common Stock.

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Risks Related to Cryptocurrency

WLD and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty, which could materially adversely affect the Company’s financial position, operations and prospects.

WLD and other digital assets, as well as applications on blockchain networks such as Worldcoin, are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets and blockchain-based applications is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of WLD or other digital assets, or the ability of blockchain-based applications to operate.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of WLD or the ability of individuals or institutions such as us to own or transfer WLD and utilize blockchain-based applications on networks such as Worldcoin. For example, the U.S. executive branch, the SEC, the European Union’s Markets in Crypto Assets Regulation, among others, have been active in recent years, and in the United Kingdom, the Financial Services and Markets Act 2023, or FSMA 2023, became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC, Commodity Futures Trading Commission (“CFTC”), or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and WLD specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of WLD and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a digital asset treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of WLD in particular, may also impact the price of WLD and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of the Worldcoin network and WLD may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to WLD, institutional demand for WLD as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for WLD as a means of payment, and the availability and popularity of alternatives to WLD. Even if growth in WLD adoption occurs in the near or medium-term, there is no assurance that WLD and Worldcoin network usage will continue to grow over the long term.

Because WLD has no physical existence beyond the record of transactions on the Worldcoin blockchain, a variety of technical factors related to the Worldcoin blockchain could also impact the price of WLD. For example, malicious attacks by validators, inadequate validation and staking rewards to incentivize validating of Worldcoin transactions, hard “forks” of the Worldcoin blockchain into multiple blockchains, difficulties with upgrades to the Worldcoin network and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the Worldcoin blockchain and negatively affect the price of WLD. The liquidity of WLD may also be reduced and damage to the public perception of Worldcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold WLD, provide Worldcoin-related services or accept WLD as payment, which could also decrease the price of WLD.

The liquidity of WLD may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for WLD and other digital assets.

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If any of the digital assets that we hold are classified as a security, we may be subject to extensive regulation, which could result in significant costs or force us to cease operations.

Regulatory changes or interpretations that classify digital assets that we hold as a security under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended (the “Investment Company Act”), could require us to register and comply with additional regulations. Compliance with these requirements could impose extraordinary, non-recurring expenses on our business. If the costs and regulatory burdens become too great, we may be forced to modify or cease certain operations, which could be detrimental to our investors.

The SEC has previously indicated that certain digital assets may be considered securities depending on their structure and use. For instance, if regulators were to determine that WLD meets the Howey Test, it would be a security. The Howey Test is (1) an investment of money, (2) in a common enterprise, (3) with a reasonable expectation of profit, (4) derived from the efforts of others. The application of the Howey Test, and other precedents for the determination of a security, are not always straightforward. Future developments could change the legal status of digital assets that we may hold, requiring us to comply with securities laws. If we fail to do so, we may be forced to discontinue some or all of our business activities, negatively impacting investments in our securities.

If the SEC or other regulators determine that digital assets that we may hold qualify as securities, we may be required to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. This classification would subject us to additional periodic reporting, disclosure requirements, and regulatory compliance obligations, significantly increasing our operational costs. Compliance with the requirements of the Investment Company Act applicable to registered investment companies may make it difficult for us to continue our current operations, and this would materially and adversely affect our business, financial condition and results of operations. In addition, if WLD or another digital asset we hold were determined to constitute a security for purposes of the federal securities laws, we would likely take steps to reduce the percentage of WLD or such other digital assets that constitute investment assets under the Investment Company Act. These steps may include, among others, selling WLD that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our WLD or other digital assets at unattractive prices, or cease our operations.

Although we do not currently engage in investing, reinvesting, or trading securities, and we do not hold ourselves out as an investment company, we could inadvertently be deemed one under the Investment Company Act. If we are unable to rely on an exclusion, we would be required to register with the SEC, which could impose additional financial and regulatory burdens.

Further, state regulators may conclude that the digital assets we hold are securities under state laws, requiring us to comply with state-specific securities regulations. States like California have stricter definitions of “investment contracts” than the SEC, increasing the risk of additional regulatory scrutiny.

The classification of digital assets that we hold as a commodity could subject us to additional CFTC regulation, resulting in significant compliance costs or the cessation of certain operations.

Under current interpretations, WLD is classified as a commodity under the Commodity Exchange Act and is subject to regulation by the CFTC. If our activities require CFTC registration, we may be required to comply with extensive regulatory obligations, which could result in significant costs and operational disruptions. Additionally, current and future legislative or regulatory developments, including new CFTC interpretations, could further impact how WLD and WLD derivatives are classified and traded.

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We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers. Due to the unregulated nature and lack of transparency surrounding the operations of many digital asset trading venues, digital asset trading venues experience greater risk of fraud, market manipulation and other deceptive marketing practices, as well as security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in digital asset trading venues and adversely affect the value of digital assets, and the Company’s financial position, operations and prospects.

Digital asset trading venues are relatively new and, in many cases, unregulated. For instance, mutual funds, exchange-traded funds (“ETFs”) and their management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of our changes to our digital asset strategy, our use of leverage, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Therefore, our investors are not protected to the same extent that investors in mutual funds and ETFs would be if they were trying to get exposure to WLD through us.

Furthermore, there are many digital asset trading venues that do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in digital asset trading venues, including prominent exchanges that handle a significant volume of such trading and/or are subject to regulatory oversight, in the event one or more digital asset trading venues cease or pause for a prolonged period the trading of digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

Negative perception, a lack of stability in the broader digital asset markets and the closure, temporary shutdown or operational disruption of digital asset trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the digital asset ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in digital assets and the broader digital asset ecosystem and greater volatility in the price of digital assets. The price of our listed securities may be affected by the value of our future digital asset holdings, and the failure of a major participant in the ecosystem could have a material adverse effect on the market price of our listed securities.

Changes in regulatory interpretations could require us to register as a money services business or money transmitter, leading to increased compliance costs or operational shutdowns.

The regulatory regime for digital assets in the U.S. and elsewhere is uncertain. The Company may be unable to effectively react to proposed legislation and regulation of digital assets, which could adversely affect its business.

If regulatory changes or interpretations require us to register as a money services business with The Financial Crimes Enforcement Network (“FinCEN”) under the U.S. Bank Secrecy Act, or as a money transmitter under state laws, we may be subject to extensive regulatory requirements, resulting in significant compliance costs and operational burdens. In such a case, we may incur extraordinary expenses to meet these requirements or, alternatively, may determine that continued operations are not viable. If we decide to cease certain operations in response to new regulatory obligations, such actions could occur at a time that is unfavorable to investors.

Multiple states have implemented or proposed regulatory frameworks for digital asset businesses. Compliance with such state-specific regulations may increase costs or impact our business operations. Further, if we or our service providers are unable to comply with evolving federal or state regulations, we may be forced to dissolve or liquidate certain operations, which could materially impact our investors.

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The reliance on open-source code by digital asset networks exposes us to risks related to competitive networks and products built on such code, the failure of individuals to maintain that code, and discovery of security vulnerabilities that could threaten the ability of such networks to operate.

Digital asset networks are open-source projects and, although there may be an influential group of leaders in the network community, generally there is no official developer or group of developers that formally controls the digital asset network. Without guaranteed financial incentives, there may be insufficient resources to address emerging issues, upgrade security or implement necessary improvements to the network in a timely manner. If the digital asset network’s software is not properly maintained or developed, it could become vulnerable to security threats, operational inefficiencies and reduced trust, all of which could negatively impact the digital assets’ long-term viability and our business.

The lack of legal recourse and insurance for digital assets increases the risk of total loss in the event of theft or destruction.

Digital assets that we acquire will not be insured against theft, loss or destruction. If an event occurs where we lose our digital assets, whether due to cyberattacks, fraud or other malicious activities, we may not have any viable legal recourse or ability to recover the lost assets. Unlike funds held in insured banking institutions, our digital assets are not protected by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. If our digital assets are lost under circumstances that render another party liable, there is no guarantee that the responsible party will have the financial resources to compensate us. As a result, we and our stockholders could face significant financial losses.

Worldcoin is subject to technological obsolescence, including competition from emerging blockchain and artificial intelligence protocols.

The digital asset ecosystem is characterized by rapid technological innovation, short development cycles, and intense competition among blockchains and related infrastructure providers. Worldcoin faces intense competition among existing companies and new entrants that are currently being developed. Competitors may in the future offer superior offerings to Worldcoin and may attract developers away from the Worldcoin ecosystem. Advancements in AI and blockchain technology are likely to accelerate the development of competing entities, including the development of networks that natively integrate AI into consensus mechanisms and other core features. If Worldcoin is unable to evolve to address such increased competition or if market participants believe that Worldcoin’s core technology stack is outdated or less attractive compared with other companies, Worldcoin may be considered technologically obsolete by the next-generation of protocols. The decline in the Worldcoin network would materially impact the market value of WLD and adversely affect the value of our WLD treasury holdings and our stock price.

The emergence or growth of other digital assets, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, could have a negative impact on the price of WLD and adversely affect the Company’s securities.

Following the launch of the Company’s proposed digital asset treasury strategy, as a result of our Worldcoin strategy, we expect our assets to be concentrated in WLD holdings. Accordingly, the emergence or growth of digital assets other than WLD, including those with significant private or public sector backing, including by governments, consortiums or financial institutions, may have a material adverse effect on our financial condition.

Many of the blockchain applications on large blockchain networks involve the use of “stablecoins,” which are designed to maintain a constant price related to or based on some other asset or traditional currency because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. In July 2025, the U.S. President signed into law the “GENIUS Act,” which establishes a federal framework for “payment stablecoins,” treating them as payment systems, not securities, and mandating fiat-backed reserves, monthly disclosures, anti-money laundering safeguards, and similar measures. Stablecoins have grown rapidly as a medium of exchange and store of value, particularly on digital asset trading platforms, and their use as an alternative to digital assets such as bitcoin and WLD could expand further as rules are promulgated under the GENIUS Act. As of June 30, 2025, two of the seven largest digital assets by market capitalization were U.S. dollar-pegged stablecoins. If merchants, consumers and decentralized applications choose stablecoins, the demand for the use case for WLD as a medium of exchange could decrease and, therefore, the value of WLD could decline and there could be an adverse impact on the value of the Company’s common stock.

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Risks Related to the Company’s Operations

We have received notice from Nasdaq that we are not in compliance with Nasdaq’s minimum bid price requirement, and if we are unable to regain compliance, our common stock may be delisted.

On August 5, 2026, we received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that, for the 30 consecutive business days from June 23, 2026 to August 4, 2026, the closing bid price of our common stock was below the minimum $1.00 per share required for continued listing pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days, or until February 1, 2027, to regain compliance. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the compliance period.

If we do not regain compliance by February 1, 2027, we may be eligible for an additional 180-calendar-day compliance period, provided we meet all other initial listing standards for The Nasdaq Capital Market (other than the bid price requirement) and provide written notice of our intention to cure the deficiency. If we are not eligible or Nasdaq determines that we will not be able to cure the deficiency, Nasdaq will provide notice that our common stock is subject to delisting, at which time we may appeal to a Nasdaq Hearings Panel. There can be no assurance that we will regain compliance within the compliance period or any extension thereof, or that we will otherwise maintain compliance with other applicable Nasdaq listing requirements. If our common stock were delisted from Nasdaq, we could face significant adverse consequences, including: limited availability of market quotations; reduced liquidity; a determination that our common stock is a “penny stock,” which would require brokers to adhere to more stringent rules and could reduce trading activity; limited analyst coverage; and a decreased ability to issue additional securities or obtain financing.

Our Forever 8 business is substantially dependent on a single customer that has experienced a significant deterioration in its financial condition, and we may be unable to recover amounts owed to us or continue to generate meaningful revenues from this business.

For the three and six months ended June 30, 2026, approximately 99% of Forever 8’s revenue was derived from a single customer, a distributor of consumer cellular products. During the second quarter of 2026, this customer experienced a significant deterioration in its financial condition, including the liquidation of inventory positions and an inability to satisfy amounts owed to the Company on a timely basis. In response, we suspended new order fulfillment for this customer, ceased purchasing new inventory to support this customer relationship, and recognized bad debt expense of approximately $1.8 million during the six months ended June 30, 2026 with respect to receivables from authorized ordinary-course sales.

Risks Related to the Company’s Worldcoin Strategy and Holdings

We have adopted a digital asset treasury strategy with a focus on WLD, and we may be unable to successfully implement this new strategy.

We have adopted a digital asset treasury primarily dedicated to WLD, including acquisitions of WLD, including through a process similar to staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate Worldcoin-related activities at the scale currently anticipated. Worldcoin is an ERC-20 token operating on the Ethereum Mainnet. The identity layer (iris verification, World identification credentials and the Orb hardware network) is built entirely off-chain. This business requires specialized employee skillsets and operational, technical and compliance infrastructure to support WLD and identity-layer activities. This also requires the implementation of different security protocols and treasury management practices and adherence to privacy laws. Further, there is ongoing scrutiny and limited formal guidance from regulatory agencies, including Nasdaq and the Securities and Exchange Commission (the “SEC”), with respect to the treatment of public company cryptocurrency strategies. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors by key management could result in significant loss of funds and reduced rewards. As a result, our shift towards WLD could have a material adverse effect on our business and financial condition.

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Our shift towards a Worldcoin-focused treasury strategy requires substantial changes in our day-to-day operations and may expose us to significant operational risks.

Our shift towards a WLD treasury-focused strategy, including decentralized finance activities, exposes us to significant operational risks. The Worldcoin ecosystem rapidly evolves. The upgrades may require that we incur unanticipated costs and could cause temporary service disruptions to the Worldcoin network. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our WLD treasury strategy and may prevent us from realizing positive returns and could severely hurt our financial condition.

We intend to purchase WLD, the price of which has been, and will likely continue to be, highly volatile. Our operating results and share price may significantly fluctuate, including due to the highly volatile nature of the price of such digital assets and erratic market movements.

We intend to purchase or otherwise acquire WLD for the furtherance of our digital asset treasury operations. Digital assets, such as WLD, generally are highly volatile assets, including as a result of shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions and regulatory announcements. Our operating results and share price may significantly fluctuate, including due to the highly volatile nature of the price of such digital assets and erratic market movements. In addition, digital assets do not pay interest or other returns, unless utilized in financial applications, and so the ability to generate a return on investment from the net proceeds of any capital raising activities will depend on whether there is appreciation in the value of digital assets following our purchases, which is highly speculative. Future fluctuations in digital asset trading prices may result in our converting digital assets into cash with a value substantially below what we paid for such digital assets. There is no guarantee that digital assets such as WLD will continue to represent any measure of value. Any decreases in the value of WLD could have a material adverse effect on our financial condition and results of operations. See also “—Ownership of WLD is believed to be highly concentrated.”

The concentration of our WLD holdings enhances the risks inherent in our Worldcoin-focused strategy.

We have and intend to purchase WLD and increase our overall holdings of WLD in the future. The intended concentration of our WLD holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our Worldcoin-focused strategy. Any future significant declines in the price of WLD could have a pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets. See also “—Ownership of WLD is believed to be highly concentrated” and “—We intend to purchase WLD, the price of which has been, and will likely continue to be, highly volatile. Our operating results and share price may significantly fluctuate, including due to the highly volatile nature of the price of such digital assets and erratic market movements.”

In connection with our WLD treasury strategy, we expect to interact with various smart contracts deployed on the Worldcoin network, which may expose us to risks and technical vulnerabilities.

In connection with our WLD treasury strategy, including decentralized finance activities, we expect to interact with various smart contracts deployed on the Ethereum network in order to optimize our strategy and generate income. Smart contracts are self-executing code that operate without human intervention once deployed. Although smart contracts are integral to the functionality of decentralized finance applications, they are subject to many known risks such as technical vulnerabilities, coding errors, security flaws, and exploits. Any vulnerability in a smart contract we interact with could result in the loss or theft of WLD or other digital assets, which could have a materially adverse impact on our business. In addition, certain smart contracts are upgradable or subject to certain governance controls which could result in unforeseen code errors, asset or account freezing, or the loss of digital assets. A vulnerability in a smart contract could create an unintended and unforeseeable consequence that has adverse financial consequences, such as the loss of or inability to access funds. There is no assurance that the smart contracts we integrate with or rely upon will function as intended or remain secure. Exploitation of such vulnerabilities could have a material adverse effect on our business and financial condition.

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Part of our future business strategy may include acquisitions and investments in companies with Worldcoin-focused or blockchain strategies, and there are risks associated with the integration of any assets or operations acquired and our ability to manage those risks. In addition, we may be unable to make attractive acquisitions or successfully integrate acquired businesses, assets or properties, and any inability to do so may disrupt our business and hinder our ability to grow.

We intend to pursue a strategy focused on both WLD accumulation and future acquisitions. Accordingly, in the future we may make acquisitions of businesses or assets that we expect to complement or expand our current assets. However, we may not be able to identify attractive acquisition opportunities in the future. Even if we do identify attractive acquisition opportunities, we may not be able to complete the acquisition or do so on commercially acceptable terms. No assurance can be given that we will be able to identify additional suitable acquisition opportunities, negotiate acceptable terms, obtain financing for acquisitions on acceptable terms or successfully acquire identified targets.

The success of any acquisition will depend on our ability to integrate effectively the acquired business or asset into our existing operations. The process of integrating acquired businesses and assets may involve unforeseen difficulties and may require a disproportionate amount of our managerial and financial resources. The integration of acquisitions is a complex, costly and time-consuming process, and our management may face significant challenges in such process. Some of the factors affecting integration will be outside of our control, and any one of them could result in increased costs and diversion of management’s time and energy, as well as decreases in the amount of expected revenue.

Our failure to achieve consolidation savings, to incorporate the acquired businesses and assets into our existing operations successfully or to minimize any unforeseen operational difficulties could have a material and adverse effect on our financial condition and results of operations.

Additional ability to achieve the objectives of our business strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our business strategy.

Certain members of our management have been, and may continue to be, the subjects of legal and regulatory proceedings and investigations.

Certain of our directors and officers have been, and may continue to be, the subjects of legal and regulatory proceedings and investigations. For example, the SEC issued a cease-and-desist proceeding against our former Chairman, Daniel Ives, in 2022 (prior to becoming Chairman of our Board), alleging that while he was executive vice president at Synchronoss, Mr. Ives contributed to improper accounting at that company by recklessly disregarding information in violation of relevant regulations. Mr. Ives was fined $15,000 and was prohibited from participating as a salesperson in transactions for three years. Any adverse outcome in any other future litigation or regulatory inquiries could negatively affect public perception of the Company and divert management’s time and energy, which could constrain trading activity and suppress the price and liquidity of WLD. Any such development could materially and adversely affect the value of our digital asset treasury, the market price of our stock and our ability to execute on our digital asset treasury strategy.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our proposed holdings of digital assets. Accordingly, it may be difficult to evaluate the Company’s business and future prospects, and the Company may not be able to achieve or maintain profitability in any given period.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling digital assets. The price of digital assets generally has historically been subject to dramatic price fluctuations and is highly volatile. We will need to perform an analysis each quarter to identify whether events or changes in circumstances indicate that our digital assets are impaired. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

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Digital asset holdings are less liquid than cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the digital asset market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, concerns regarding pseudonymity of digital asset addresses, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our digital assets at favorable prices or at all. As a result, digital asset holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, digital assets we hold with our custodians and transact with our trade execution partners do not enjoy the same protections or insurance as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered digital assets or otherwise generate funds using our digital asset holdings, including in particular during times of market instability or when the price of digital assets has declined significantly. If we are unable to sell our digital assets, enter into additional capital raising transactions, including capital raising transactions using WLD as collateral, or otherwise generate funds using our WLD holdings, or if we are forced to sell our digital assets at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

The availability of spot ETPs for WLD and other digital assets may adversely affect the market price of our listed securities.

Although bitcoin, WLD and other digital assets have experienced a surge of investor attention since bitcoin was developed in 2008, until recently investors in the United States had limited means to gain direct exposure to WLD through traditional investment channels, and instead generally were only able to hold WLD through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold WLD directly, as well as the potential reluctance of financial planners and advisers to recommend direct WLD holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to bitcoin, WLD and other digital assets through investment vehicles that hold bitcoin, WLD and other digital assets and issue shares representing fractional undivided interests in their underlying digital asset holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums (and sometimes discounts) to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to digital assets.

On January 10, 2024, the SEC approved the listing and trading of spot bitcoin exchange-traded products (“ETPs”), the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. The SEC has not yet approved the listing of spot WLD ETPs. To the extent investors view our common stock as providing exposure to WLD, it is possible that the value of our common stock may also include a premium over the value of our WLD due to the prior scarcity of traditional investment vehicles providing investment exposure to WLD and other digital assets, and that the value of our common stock may decline due to investors having a greater range of options to gain exposure to WLD if WLD ETPs are approved and investors choosing to gain such exposure through ETPs rather than our common stock. The listing and trading of spot ETPs for WLD or other digital assets offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of WLD as well as a decline in the value of our common stock relative to the value of our WLD.

Although we are an operating company, and we believe we offer a different value proposition than a WLD investment vehicle such as a spot WLD ETP, investors may nevertheless view our common stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot WLD ETP instead of our common stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to WLD that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot WLD ETPs, we (i) do not seek for our shares of common stock to track the value of the underlying WLD we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Securities Exchange Act of 1934, as amended, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a Delaware corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our WLD holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our common stock. Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to WLD, such as WLD futures exchange-traded funds (“ETFs”), leveraged WLD futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our common stock relative to the value of our WLD holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for bitcoin, WLD and other digital assets could have a material adverse effect on the market price of our listed securities.

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Digital asset lending arrangements may expose us to risks of borrower default, operational failures and cybersecurity threats.

Although we are not initially planning to lend WLD to counterparties, from time to time, we may generate income through lending of digital assets, which carries significant risks. The volatility of such digital assets increases the likelihood that borrowers may default due to market downturns, liquidity crises, fraud or other financial distress. These lending transactions may be unsecured, and so may be subordinated to secured debt of the borrower. If a borrower becomes insolvent, we may be unable to recover the loaned WLD, leading to substantial financial losses.

Additionally, digital asset lending platforms are vulnerable to operational and cybersecurity risks. Technical failures, software bugs or system outages could disrupt lending activities, delay transactions or result in inaccurate record-keeping. Cybersecurity threats, including hacking, phishing and other malicious attacks, pose further risks, potentially leading to the loss, theft or misappropriation of our loaned WLD. A successful cyberattack or security breach could materially and adversely impact our financial position, reputation and ability to conduct future lending activities.

Decentralized finance arrangements may expose us to risks of smart contract risk, operational failures and cybersecurity threats.

From time to time, we may generate income through the use of digital assets including WLD or stablecoins in decentralized protocols including decentralized finance (“DeFi”) applications. DeFi applications include over-collateralized borrow-lend vaults, token-exchange pools, and other financial or commercial arrangements. Although these protocols are largely designed to limit counterparty risk in transactions, they introduce novel risks relating to software code bugs, liquidation risks, and governance risks that are designed to operate in decentralized environments but can be subject to failures or exploits. In addition: (a) network congestion or downtime can increase the likelihood of asset loss or liquidation; (b) the volatility of digital assets deployed into DeFi applications may increase the likelihood of liquidation due to market downturns, liquidity crises, governance attacks or other exploits, leading to substantial financial losses; (c) the uncertainty in the accounting treatment of certain DeFi applications; (d) DeFi applications generally operate on a user-to-protocol basis where a user of a DeFi application does not know the identity of other parties utilizing the DeFi application; and (e) the use of monitoring and forensics software to mitigate risks of engaging in DeFi application may not prevent engaging in DeFi pools that are also used by bad actors.

The Company will face risks relating to the custody of its digital assets. If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our private keys, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our digital assets and our financial condition and results of operations could be materially adversely affected.

We expect our primary counterparty risk with respect to our WLD will be custodian performance obligations under the custody arrangements we enter into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, SEC enforcement actions against other providers, or placement into receivership or civil fraud lawsuit against digital asset industry participants have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While our custodians will be subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially held WLD will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our WLD holdings, we would become subject to additional counterparty risks. We will need to carefully evaluate market conditions, including price volatility as well as service provider terms and market reputations and performance, among others, prior to implementing any such strategy, all of which could affect our ability to successfully implement and execute on any such future strategy. These risks, along with any significant non-performance by counterparties, including in particular the custodian or custodians with which we will custody substantially all of our WLD, could have a material adverse effect on our business, prospects, financial condition, and operating results.

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We face risks relating to the use of third-party trading platforms in connection with our Worldcoin-focused strategy.

We intend to use third-party trading platforms and over-the-counter brokers to purchase WLD for our treasury. However, the entities with which we enter into agreements may close, go bankrupt, or change their business direction, and we may no longer be able to utilize them to implement our strategy. If we cannot find replacement counterparties, it may severely adversely impact our strategy. We also may be forced to enter into agreements that do not have favorable terms, which could have a material adverse effect on our business, financial condition or the results of our operations.

The irreversibility of digital asset transactions exposes us to risks of theft, loss and human error, which could negatively impact our business.

Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on that digital asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft.

Although we plan to regularly transfer digital assets to or from vendors, consultants and services providers, it is possible that, through computer or human error, or through theft or criminal action, such assets could be transferred in incorrect amounts or to unauthorized third parties.

To the extent we are unable to seek a corrective transaction to identify the third party which has received our digital assets through error or theft, we will be unable to revert or otherwise recover the impacted digital assets, and any such loss could adversely affect our business, results of operations and financial condition.

We will be subject to significant competition in the growing digital asset industry and the Company’s business, operating results, and financial condition may be adversely affected if the Company is unable to compete effectively.

Following the launch of the Company’s proposed digital asset treasury strategy, the Company will operate in a competitive environment and will compete against other companies and other entities with similar strategies, including companies that may have significant holdings in WLD and other digital assets, and the Company’s business, operating results, and financial condition may be adversely affected if the Company is unable to compete effectively.

Our dependence on a strategic advisor exposes us to significant risks regarding the operation of our business.

We rely on Worldcoin Tower Instant LLC to provide guidance on our treasury management with respect to operational, strategic, capital deployment, and other advice, including the overall business, operations, strategic planning, growth initiatives, and industry trends in the digital asset and technology sectors. Our dependence on this advisor exposes us to significant risks regarding the operation of our business. If the advisor engages in fraudulent, negligent, or otherwise improper conduct, including regulatory violations, or suffers reputational harm from unrelated activities, our business and the market perception of the Company could be materially and adversely affected. Further, the advisor’s own operational, financial, and technological competencies will directly reflect on the operation of our business. There may be key employees or key service providers that have a significant impact on our business that the advisor no longer employs or has a relationship with, which could have a material and adverse impact on the operation of our business. Because certain decisions may be influenced by this advisor’s recommendations, its misjudgments or conflicts of interest could lead to losses, strategic errors, delays and loss of investment opportunities that may negatively impact our operations, token economics, and growth. We may have limited ability to monitor or control the advisor’s activities or to recover damages if it fails to perform. Further, the advisor in the strategic operating agreement is not bound by any time commitment for providing its services. If the advisor fails to advise effectively because it is too busy or otherwise, we may not get the benefit of the services, which could cause a material and adverse impact on the Company.

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Risks Related to Worldcoin

Opaque governance, concentration of ownership, and a potential lack of meaningful separation between the World Foundation and Tools for Humanity may create conflicts of interest; material decisions may be made to the detriment of third-party holders of WLD and could also adversely affect the value of WLD and the Company.

Tools for Humanity, a for-profit company, was created to develop and operate the core hardware and software behind the WLD protocol. It established the World Foundation as a separate non-profit entity to steward the protocol. The World Foundation relies on Tools for Humanity for engineering, product and operational execution and it may provide WLD as consideration for these services. According to Worldcoin’s blog, the total supply of WLD when launched was 10 billion. Before launch, 75% of the total WLD were allocated to the World Foundation (the “WF WLD”), and 25% of the total of WLD were allocated to Tools for Humanity, those individuals linked to the owners of Tools for Humanity, and other early founders of Tools for Humanity (the “TFH WLD”). As of April 2025, about 1.3 billion or 13% of the total supply was in circulation.

The timing and conditions under which the tokens are released into circulation are important to understand the governance of the WLD ecosystem and the potential impact on the value of WLD. While the World Foundation and Tools for Humanity are legally separate entities and have separate allocations, the decision-making authority governing when and how tokens are released may rest with a small group of individuals. The allocations and governance of TFH WLD and WF WLD are governed by arrangements that are not transparent to the public, and there is no autonomous on-chain code, third party reporting, audit or other objective processes that tie the statements made to the public to those actions of World Foundation or Tools for Humanity.

With respect to WF WLD, it is unclear what the WF WLD release schedule is, but it is purportedly determined based upon the number of WLD users in the public. According to Worldcoin’s blog, the decision as to when to release the WF WLD currently rests with the World Foundation’s Board of Directors. The composition of the Board of Directors is disclosed as Chris Waclawek, Phillip Sippl, Weinberger Ventures GmbH and a Cayman Islands based professional director. It is not disclosed as to how they are compensated, and it is possible they are compensated in WLD. It is also possible that the Board of Directors and the World Foundation employees overlap with or are connected to Tools for Humanity. Because there is no transparency as to how the decisions related to the user-reward programs, airdrops and the release of WF WLD, there is a risk that they may act in their self-interest, including the risk of inequitable distribution, concentration of token ownership, self-dealing and acting on inside information.

These risks are also applicable to the release schedule for Tools for Humanity. The release schedule for TFH WLD is a disclosed 5-year lock-up period (released daily, in a linear fashion). The unlocking of TFH WLD commenced in July of 2023 and will end in July of 2028. However, the original lock-up period was amended by Tools for Humanity from a 3-year period to a 5-year period in 2024 and there is no assurance that this schedule will not be amended again. The release schedule may be amended at any time at the discretion of insiders and without notice to the public.

Tools for Humanity’s and the World Foundation’s executives, employees and investors are likely significant beneficiaries of WLD allocations. Releases of WLD could be made in ways that conflict with the interest of public token holders, including through accelerated releases during favorable market conditions or based upon internal funding needs. In addition, there could be a misalignment between insiders seeking liquidity and community members seeking network stability. These factors may disrupt market dynamics, depress or increase WLD prices, and create actual or perceptions of insider advantage that deter broader participation and have an adverse impact on WLD. Public materials indicate that the intent is for governance of WLD to be transferred to the WLD user community. However, there is no process as to how or when this will happen. As a result, the disclosed objective to create a decentralized autonomous organization for WLD may take significant time or may never be met. Given the conflicts of interest, the lack of transparency, and the risks of self-dealing, the value of WLD may decline significantly, even to zero. If the value of WLD were to decline, any negative decline could materially and adversely impact the Company’s operations and financial condition and could result, in extreme circumstances, in the Company’s insolvency.

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The Worldcoin ecosystem has a limited operating history.

Worldcoin, launched in 2023, is an early-stage project with a limited operating history. Developers, consumers and businesses may not adopt Worldcoin’s technology, and we believe that Worldcoin’s adoption will likely depend on significant protocol development and differentiation in a highly competitive market. A failure to scale, unexpected technical flaws, privacy issues or the lack of engagement could materially reduce demand for WLD and adversely affect their value.

The World Foundation was established to govern the Worldcoin ecosystem by Tools for Humanity, which was founded by Sam Altman. Although Mr. Altman has been successful with other ventures, there is no assurance that Worldcoin will also be successful.

Because our treasury strategy is currently focused on holdings of WLD, our treasury assets are highly dependent upon the value and performance of the WLD ecosystem. If the WLD ecosystem fails to achieve its objective, or has significant setbacks or delays, the value of WLD may severely decline, which could materially and adversely impact the value of the Company’s treasury assets, the liquidity of the Company, and our financial condition, which could have a substantial impact on the value of the Company’s common stock.

Worldcoin’s credibility and direction are heavily tied to founder Sam Altman and other key employees. WLD tokens may represent a substantial portion of these individuals’ wealth, which concentrates influence and creates uncertainty over how personal decision, priorities and sales might hurt the ecosystem.

Worldcoin’s credibility is heavily dependent on the reputation of founder Sam Altman, in addition to its founding team and key early contributors that include, but are not limited to, Alex Blania, Max Novendstern, Adrian Ludwig, Damien Kieran and Ajay Patel. The departure, diminished participation, or reputational issues of these individuals could disrupt governance, slow development, or weaken market confidence of WLD and the Company. In addition, their concentrated token holdings create the possibility of significant market impact should the insiders choose to make announcements, share information, sell or transfer positions. In particular, to the extent that Sam Altman, believed to be a large holder of WLD, or other of the key early contributors make personal decisions or priorities that do not support WLD or that the market does not perceive as favorable to WLD, this could have an adverse impact on the ecosystem, the value of our treasury assets and our stock price. Even if the project transitions to a decentralized autonomous organization, a small number of “whale” holders could dominate votes, frustrating efforts to build an open, community-driven model.

Early token allocations could create long-term misalignment between insiders seeking liquidity and community members seeking network stability. All of these factors could create significant friction in the growth of the WLD ecosystem, which could have an adverse impact on the value of the Company’s common stock.

Liquidity of WLD is not guaranteed, and WLD could be subject to manipulation.

Adequate liquidity of WLD is not guaranteed. Venues that offer WLD trading may not be transparent about their liquidity and order flow, and they may be subject to limited regulations. These factors may create opportunities for manipulative practices, such as wash trading, pump and dump schemes and other means of artificial price support. Limited independent oversight makes it difficult to assess whether price discovery is organic or influenced by external factors, which could have an adverse impact on the value and reputation of WLD.

In addition, the illiquidity of WLD is likely to have a direct impact on the execution and success of the Company’s treasury strategy. If, for example, the Company’s treasury needs liquidity and there is no or an insufficient liquid market for WLD, the Company may have to request liquidity from large holders of WLD. To date, the Company has primarily acquired WLD via over-the-counter purchases through trading desks. Additionally, the Company has plans to purchase WLD directly from existing large holders. These transactions may not be successful and the Company may determine that the terms of offers from such holders, or any future holders, to be off-market and not favorable to the Company. Without liquidity, the offer to sell or buy WLD may be at prices or terms that are not commercially reasonable. It may also mean that the Company may not be able to fulfill its treasury strategy if it cannot source or sell WLD or it can only do so at prices it deems unreasonable. The illiquidity of WLD, if it continues, is likely to have a material adverse effect on the value of the Company’s common stock.

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Privacy risks from biometric verification are extensive and may lead to significant barriers to entry.

Worldcoin’s identity-verification process relies on collecting biometric data through its Orb iris-scanning hardware. Because an iris pattern is a unique biometric identifier, there are numerous concerns about how that data is protected, retained, used, controlled and deleted, in addition to what happens to the data if it is stolen and fraudulently used. Regulators globally have opened inquiries or expressed concern regarding data protection and privacy due to its biometric collection practices through Worldcoin’s Orb iris-scanning device. The concern about the risks of biometric data has been linked to privacy issues in other contexts. For example, in the U.S., while the Health Insurance Portability and Accountability Act (“HIPAA”) does not apply directly, the statute illustrates the heightened security standards regulators evaluate when considering biometric data, including HIPAA’s standards for encryption, consent, data protection and breach notification. There are additional privacy concerns that are relevant under applicable law, such as the accuracy of data, the age of the participants, cross-border transfers, and national security implications, all of which may heighten regulatory scrutiny. There are also risks, such as key employees that may be focused on building an infrastructure to enter new markets, and obtaining new users may otherwise be focused on building an infrastructure that complies with multiple different and inconsistent regulatory frameworks. Litigation and regulatory scrutiny can take significant amounts of time and resources and create uncertainty, which can lead to business delays, which may threaten the business overall even if the product is ultimately found to be acceptable. If Worldcoin is unable to comply with these regulations, adoption of Worldcoin technology and the utility of WLD may be limited. Collectively, these privacy concerns could present substantial barriers to adoption and could materially and adversely affect the value and long-term viability of WLD tokens and the Worldcoin project, which, because of the Company’s focus on its WLD treasury strategy, could have an adverse impact on the value of the Company’s common stock.

Worldcoin’s requirement for in-person iris scans could create a significant adoption barrier compared to digital-only identity systems.

Worldcoin’s reliance on in-person iris scanning through proprietary Orb devices may present a significant hurdle to Worldcoin’s adoption. Digital-only identity protocols or other Web3 self-sovereign identity platforms allow users to enroll and verify their identities online. However, Worldcoin requires individuals to locate and travel to an Orb operator and undergo a physical biometric capture. According to Worldcoin’s blog, more than 1,500 Orb centers are active as of April 2025 in 23 countries. This extra step of going to an Orb may slow user growth, particularly in regions where Orb coverage is limited, travel is difficult, religious norms discourage biometric sign-ups, or regulatory frameworks do not allow biometric capture. Orbs may not be broadly available, for example, they are not currently available in the New York metropolitan area. These barriers for adoption could cause Worldcoin to fall behind competing companies that offer identity solutions that are potentially less privacy-invasive or difficult to undergo, negatively impacting the value of WLD and therefore the value of the Company’s common stock.

Worldcoin’s biometric data is a high-value attack target for cyber-criminals and other bad actors.

Worldcoin and other digital assets and the entities that provide services to participants in blockchain ecosystems have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers.

Worldcoin’s operations specifically involve the collection and storage of sensitive biometric information, which makes it an attractive target for sophisticated cyber-criminals and other bad actors. Unlike passwords or credit card numbers, biometric traits are permanent and cannot be re-issued, so any compromise could cause irreversible harm to affected individuals and expose Worldcoin to legal and reputational consequences. The market value of biometric data is significant; stolen iris templates can be used to create deepfakes, spoof identity systems, and facilitate account takeovers in financial, governmental, and healthcare contexts. Attackers may attempt to circumvent Worldcoin’s safeguards through creative and unconventional methods.

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A successful security breach or cyberattack could result in:

●	a partial or total loss of our digital assets in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our digital assets;
●	harm to our reputation and brand;
●	improper disclosure of data and violations of applicable data privacy and other laws; or
●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Worldcoin ecosystem or in the use of the Worldcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to Worldcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia and Israel conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the Worldcoin industry, including third-party services on which we rely, could materially and adversely affect its financial condition and results of operations.

Breaches could also lead to class action litigation, regulatory investigations, mandatory breach notifications, substantial fines under the EU GDPR, India’s DPDP Act, or similar regimes, a permanent loss of user trust, or damage to the ecosystem, among other risks. Even if a hack or breach does not actually occur and is only an advertised threat, for example through social media, any publicity about a breach or a hack could cause regulatory scrutiny and severe reputational risk. Because Worldcoin’s system links each user’s biometric “uniqueness” to a persistent digital identity and many have been given tokens, any compromise could also cause a manipulation of governance votes across the network if the hack is large enough. These factors, many of which are outside Worldcoin’s direct control, represent a material and continuing risk to its business, financial condition, and reputation, potentially having an adverse impact on the value of the Company’s common stock.

Opposition and accusations of “data colonialism” toward large-scale biometric systems could limit Worldcoin’s acceptance and trigger regulatory backlash.

Worldcoin’s global collection of biometric identifiers exposes it to heightened reputational risk and criticism from civil groups, privacy advocates, and non-governmental organizations (“NGOs”) that view all organizations collecting biometric data from individuals as a form of “data colonialism.” Particularly in the Global South, technology companies and investors in wealthier nations that collect personal biometric data may be considered entities that are replicating historical patterns of exploitation by providing technology companies and investors financial incentives to vulnerable communities in exchange for very valuable personal data that may be used beyond the purpose of establishing an identity. These groups argue that individuals in lower-income regions may have limited understanding of the use of the data required to give fully informed consent. Opposition of this kind can produce both regulatory and reputational consequences. While regulatory scrutiny is a risk, even in the absence of regulatory scrutiny, public criticism regarding privacy practices could damage the project’s brand. With social media increasing the ability to communicate to large numbers of people in a short period of time, negative public sentiment could occur quickly. Negative public sentiment could discourage new users from enrolling and cause current users to close out their accounts. Loss of public confidence would likely limit market expansion, weaken strategic partnerships, and reduce liquidity or demand for WLD, regardless of the project’s legal compliance. Allegations of data colonialism or exploitation could discourage Orb operators, enterprise partners and prospective users from engaging with Worldcoin, slowing adoption even in markets where the system is legal. Negative media coverage, NGO reports, or coordinated campaigns could also lead to investigations, mandatory audits, and costly compliance obligations, any of which could materially reduce user growth, impair token demand, and damage Worldcoin’s long-term prospects. Any of these events could have an adverse impact on the value of the Company’s common stock.

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Worldcoin’s proof-of-personhood model, on its own, is likely to not comply with current global KYC/AML requirements in many jurisdictions, including in the US, UK and EU; the model of biometric scanning replaces the obligation to deliver documentation of a person’s country of origin and proof of residence, for example, and therefore by itself is non-compliant with existing frameworks. Systems like Worldcoin’s “proof-of-personhood” do not verify identity but verify uniqueness.

Worldcoin’s “proof-of-personhood” approach, which verifies that each participant is a unique human through biometric scanning while allowing them to remain pseudonymous, is likely to not comply by itself with current know-your-customer (“KYC”) and anti-money laundering (“AML”) obligations in many jurisdictions. Financial services and virtual asset regulations in the United States, the European Union, India, and numerous other markets require service providers to collect and retain personally identifying information, such as legal name, government-issued identification, and address, particularly if the transaction involve the transfer of financial assets. By design, Worldcoin’s business directly conflicts with AML and KYC processes. Interestingly, the processes were developed because of the pseudonymous ecosystem of digital assets. In 2019, the Financial Action Task Force (“FATF”) adopted global standards for virtual asset service providers (“VASPs”) requiring them to verify their customer’s identity and share sender and recipient information (the “Travel Rule”). Jurisdictions that fail to implement the FATF VASP standards risk being placed on the FATF “grey” or “black” lists, which could limit access to global banking systems and international financial assistance.

Worldcoin’s current proof-of-personhood model presents an inherent conflict with the existing VASP framework’s requirement for traceable, legally verifiable customer identification. Because Worldcoin’s business model does not contemplate the manual collection and storage of key information, the process does not comply with AML and KYC laws. This structural tension could lead regulators to view Worldcoin’s compliance program as inadequate on its own, even if Worldcoin complies with the spirit of AML and KYC. Given the significant regulatory requirements in many countries and the global importance of FATF and the Travel Rule, Worldcoin may have to either seek an exemption or change in law in order to operate. This process could take months or years, may not ultimately be possible in many countries, and violation of these laws could lead to significant fines. Any of the foregoing could impede Worldcoin’s adoption and adversely impact the value of the Company and its common stock.

Worldcoin is created and transmitted on a public blockchain network, Ethereum, which is a decentralized peer-to-peer network of computers running the Ethereum protocol. If the Ethereum network is disrupted or encounters any unanticipated difficulties, including power outages or grid failures, the value of WLD could be negatively impacted and there could be significant impact on the operation of financial and other markets.

Worldcoin has no ability to prevent or correct network disruptions, including power outages or grid failures. If the Ethereum network is disrupted or encounters any unanticipated difficulties, then the processing of transactions of Worldcoin may be disrupted, which in turn may prevent us from depositing or withdrawing WLD from our accounts with our custodian or otherwise affecting WLD transactions. Any disruption of the Ethereum network could materially impact the ability of the Company to transfer or sell WLD, and the price of WLD would likely decrease.

In addition, if Worldcoin’s business objective were to be widely adopted, the reliance upon Worldcoin’s proof-of-personhood model could create significant difficulties in many industries that rely upon the Worldcoin model if there were a power disruption. For example, if Worldcoin’s model were to be incorporated in financial transactions, and the Ethereum network was disrupted, it is possible that there could be difficulty for financial markets to operate generally. Users could theoretically lose access to the bank balances or not be able to make financial transactions. Adverse developments tied to the inability to use the Worldcoin network could result in a material reduction in the value of WLD, and could render WLD worthless, which would have a material, adverse impact on the Company and the value of its common stock.

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Risks Related to Our Strategic Investments

Our strategic investment portfolio is concentrated in a small number of privately held companies, and a decline in the value of, or total loss with respect to, any single investment could materially adversely affect our financial condition and results of operations.

During the three months ended March 31, 2026, we deployed approximately $110.6 million of capital into strategic equity investments, including approximately $92.6 million in OpenAI and approximately $18.0 million in Beast Industries, in addition to our prior $1.0 million investment in Mythical Games. These three positions collectively represent a substantial portion of our non-digital-asset balance sheet, and we currently intend to continue to deploy material amounts of capital into similarly concentrated positions over time. We have not adopted formal diversification limits with respect to our strategic investments, and we may make additional concentrated investments in the future. Because our strategic investment portfolio is concentrated in a limited number of issuers, a decline in the value of, or a total loss with respect to, any single investment could have a material adverse effect on our financial condition, results of operations, and the market price of our common stock.

Our strategic equity investments are highly illiquid, and we may be unable to sell, transfer, or otherwise monetize these investments when desired, or at all.

Our strategic investments are in privately held companies whose securities are not currently traded on any public market. These investments are subject to substantial transfer restrictions, including rights of first refusal, co-sale rights, lock-up provisions, and consent requirements imposed by the issuer, its board of directors, or other equity holders. In certain cases, our economic interest is held indirectly through special purpose vehicles or similar pooled investment structures that impose additional transfer and redemption restrictions. As a result, we may be unable to liquidate our strategic investments on a timely basis, without significant cost, at the carrying value reflected in our financial statements, or at all. Even if a portfolio company conducts an initial public offering or is acquired, our ability to realize value may be delayed by contractual restrictions, during which time the value of our position could decline materially. The illiquidity of these investments may also limit our ability to access capital from these holdings to fund operations or meet other obligations.

We account for our strategic investments under the measurement alternative permitted by ASC 321, which may result in carrying values that do not reflect current fair value and may expose us to material impairment charges.

We account for our strategic equity investments in privately held companies that do not have readily determinable fair values under the measurement alternative permitted by ASC 321, Investments - Equity Securities. Under this method, we initially record investments at cost and subsequently adjust the carrying value only upon observable price changes in orderly transactions for identical or similar securities of the same issuer, or upon recognition of an impairment. Between observable transactions, the carrying value of an investment may not reflect its current fair value, which could be materially higher or lower than the amount reported on our balance sheet. If we identify an indicator of impairment, we are required to estimate fair value and, if the estimated fair value is less than the carrying value, recognize an impairment charge equal to the difference. Indicators of impairment may include a significant deterioration in a portfolio company’s earnings performance, financial condition, or business prospects; a significant adverse change in the regulatory, economic, or technological environment; a bona fide offer to purchase or sell the investment at an amount less than the carrying value; or factors raising significant concerns about the issuer’s ability to continue as a going concern. The recognition of an impairment charge, or a series of impairment charges, could have a material adverse effect on our results of operations in the period recognized. The absence of frequent observable transactions for our portfolio company securities may also delay the recognition of declines in value, resulting in carrying values that overstate the actual realizable value of these investments.

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As a minority investor, we have limited information rights and little or no governance control with respect to the issuers of our strategic investments, and we depend on the management teams of our portfolio companies.

As a minority investor in privately held companies, we generally do not have voting board representation or substantive governance influence with respect to the companies underlying our strategic investments. Our information rights are typically limited to those provided by the issuer’s organizational documents, our investment agreements, or applicable law, and may not include audited financial statements, detailed operating metrics, or timely updates on material developments at the portfolio company. We rely on the management teams of our portfolio companies to operate those companies, make strategic decisions, manage capital, and report financial and operating results to investors. We have very little to no ability to direct or influence operating decisions at these companies. Any management failure, strategic misstep, governance failure, fraud, or other adverse development at a portfolio company could result in a material decline in or loss of our investment, and we may not become aware of such developments on a timely basis.

Certain of our strategic investments are held through special purpose vehicles or similar pooled investment structures, which subject us to additional risks beyond those of the underlying portfolio company.

In certain cases, our economic exposure to a portfolio company is held indirectly through a special purpose vehicle, fund-of-one structure, or similar pooled investment vehicle managed by a third party rather than through direct equity ownership of the portfolio company. These structures may subject us to additional risks not present in a direct equity investment, including management, administrative, and performance fees payable to the sponsor or general partner, which reduce our net returns; limited or no governance rights with respect to the investment vehicle itself; restrictions on transfer or redemption of our interests in the vehicle; the risk that the vehicle’s sponsor or manager fails to perform its obligations, becomes insolvent, or engages in conduct adverse to our interests; reliance on the vehicle for information about the underlying portfolio company, which may be less timely or complete than direct issuer disclosures; and potential adverse tax consequences. The failure of an investment vehicle, or adverse conduct by its sponsor or manager, could result in a loss of all or substantially all of our investment, even if the underlying portfolio company performs well. Where our economic exposure to a portfolio company is held through a multi-tier investment structure, information about the underlying portfolio company may flow through multiple intermediaries before reaching us, which may further delay or limit our ability to evaluate the performance of the investment.

A substantial portion of our balance sheet is invested in illiquid digital assets and strategic equity investments, which may limit our ability to fund operations or respond to adverse developments without additional financing.

A substantial portion of our total assets consisted of digital asset holdings and illiquid strategic equity investments, while our recurring operating cash flows have been negative. Our ability to fund operations, repay indebtedness, or otherwise meet our obligations depends in part on our ability to monetize digital assets at acceptable prices, which is subject to market volatility; realize value from our strategic equity investments, which are illiquid and may not be saleable when needed; and access additional financing through our at-the-market equity offering program or other capital markets transactions. The availability and cost of capital markets financing depend significantly on prevailing market conditions, including the trading price and volume of our common stock and broader equity capital markets sentiment, and such financing may not be available on favorable terms or at all. A decline in the market price of our common stock could reduce the amount of capital we can raise on favorable terms through our at-the-market program and sales of our common stock at lower per share prices would result in greater rates of dilution to existing stockholders. If we are unable to monetize portions of our digital assets, realize value from strategic equity investments, or access capital markets on acceptable terms, we may be required to delay or otherwise curtail planned investment activity, reduce operating expenditures, sell assets at unfavorable prices, or on unfavorable terms, or pursue alternative financing on adverse terms, any of which could have a material adverse effect on our business, financial condition, and results of operations.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Securities by the Selling Stockholders. However, we may receive up to approximately $17,376,046 in gross proceeds if all of the Worldcoin Tower Warrants are exercised for cash at the exercise price of $1.752 per share. The exercise price of the Worldcoin Tower Warrants substantially exceeds the last reported sale price of our Common Stock of $0.80 per share on August 26, 2026, and holders are unlikely to exercise the Worldcoin Tower Warrants for cash so long as the market price of our Common Stock remains below the exercise price. Accordingly, we do not expect to rely on the cash exercise of the Worldcoin Tower Warrants as a source of funds. Any proceeds we receive from the cash exercise of the Worldcoin Tower Warrants will be used for general corporate purposes, which may include working capital, capital expenditures, and other general corporate purposes. The Worldcoin Tower Warrants may be exercised for cash, or if there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Worldcoin Tower Warrant Shares to the Holder, such warrants may be exercised on a cashless basis. If the warrants are exercised on a cashless basis, we will not receive any proceeds from such exercise.

We have agreed to bear the expenses relating to the registration of the Securities for the Selling Stockholders.

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DESCRIPTION OF SECURITIES

The descriptions of the Securities contained in this prospectus, together with any applicable prospectus supplements, summarize the material terms and provisions of the Securities being offered pursuant to this prospectus. The Securities consist of the Worldcoin Tower Warrants and the Worldcoin Tower Warrant Shares issuable upon exercise of the Worldcoin Tower Warrants.

Common Stock

The following description is a summary of some of the terms of our capital stock, our certificate of formation, our bylaws and Texas law. The descriptions in this prospectus of our capital stock and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Outstanding and Authorized Shares

We are authorized to issue up to a total of 10,000,000,000 shares of common stock, par value $0.001 per share, and up to 10,000,000 shares of preferred stock, par value $0.001 per share. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be quoted or listed in the future. Our board of directors has the authority to amend our certificate of formation to create one or more series of preferred stock containing such rights, preferences, and limitations that the board of directors may approve without stockholder approval.

Voting

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. All Worldcoin Tower Warrant Shares will, when issued upon exercise of the Worldcoin Tower Warrants, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof.

Quorum

Under our bylaws, the holders of at least one-third of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Dividends

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Texas law affecting the payment of dividends and distributions to stockholders, and any other factors or considerations our board of directors may deem relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Liquidation

Upon our liquidation, dissolution, or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available.

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Exclusive Forum of Certain Actions

Our certificate of formation and bylaws provide, unless we consent in writing to the selection of an alternative forum, that the Business Court in the First Business Court Division of the State of Texas (or, if such Business Court determines that it lacks jurisdiction, is not operational, declines to accept the action, or otherwise is unavailable, the United States District Court for the Northern District of Texas, Dallas Division, and if such federal court lacks subject matter jurisdiction, then the state district courts of Dallas County, Texas), to the fullest extent permitted by law, is the sole and exclusive forum for (i) any derivative claim or cause of action brought on our behalf; (ii) any claim or cause of action for breach of fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders; (iii) any claim or cause of action against us or any of our current or former directors, officers or other employees, arising out of or pursuant to any provision of the Texas Business Organizations Code (the “TBOC”), our certificate of formation, or our bylaws (as each may be amended from time to time); (iv) any claim or cause of action against us or any of our current or former directors, officers, or other employees, governed by the internal affairs doctrine or otherwise related to our internal affairs; (v) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC; or (vi) any other action or proceeding as to which such Business Court has jurisdiction, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants; provided, however, that the exclusive forum provision described above will not apply to claims arising under the Exchange Act, or any claim for which the federal courts have exclusive jurisdiction. Additionally, our bylaws provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Additionally, our certificate of formation provides that any stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Texas in connection with any action to enforce the above provisions.

Other Rights and Preferences

Holders of our common stock have no conversion, exchange, sinking fund, redemption, or appraisal rights (other than such as may be determined by the board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Formation, our Amended and Restated Bylaws and Texas Law

The provisions of our certificate of formation and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors, and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Vacancies

Our certificate of formation and bylaws provide the right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors.

Preferred Stock

Our certificate of formation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue a series of preferred stock with dividends, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

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Amendment of Bylaws

The certificate of incorporation and bylaws provide that the bylaws may be altered, amended, or repealed by the board of directors by an affirmative vote of a majority of the board of directors at any regular meeting of the board of directors.

Limitation of Liability

The certificate of incorporation provides for the limitation of liability of, and provides indemnification to, our directors and officers.

Special Stockholders Meeting

The bylaws provide that a special meeting of the stockholders may only be called by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, the President, or by the holders of not less than 50% of the Corporation’s then outstanding shares of capital stock entitled to vote at such special meeting.

Texas Anti-Takeover Provisions

The TBOC provides that certain transactions, including business combinations with “affiliated shareholders” (generally, a person who beneficially owns 20% or more of the corporation’s outstanding voting stock), are subject to a three-year moratorium following the date the person became an affiliated shareholder, unless:

1.	the board of directors approves the transaction or the acquisition of stock before the person becomes an affiliated shareholder;

2.	the affiliated shareholder owns at least 85% of the outstanding voting stock of the corporation at the time the business combination commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or

3.	the business combination is approved by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the affiliated shareholder at a meeting called for that purpose. A Texas corporation may elect in its certificate of formation not to be governed by this particular Texas law.

Transfer Agent

The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company. The transfer agent’s address is at 50 West Liberty St., Suite 880, Reno, NV 89501 and its telephone number is (775) 322-0626.

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Worldcoin Tower Warrants

The following summary of certain terms and provisions of the Worldcoin Tower Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Form of Strategic Advisor Common Stock Purchase Warrant, which is filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2025 and incorporated by reference herein. On September 9, 2025, the Company entered into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”) with Worldcoin Tower Instant LLC, pursuant to which the Company engaged Worldcoin Tower Instant LLC to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of six months. Under the Strategic Advisor Agreement, the Company issued warrants (the “Worldcoin Tower Warrants”) to purchase up to 9,917,844 shares of Common Stock (the “Worldcoin Tower Warrant Shares”) at an exercise price of $1.752 per share.

Duration and Exercise Price.

Each Worldcoin Tower Warrant has an initial exercise price per share equal to $1.752, which is equal to 120% of the Per Share Purchase Price under the Securities Purchase Agreement dated September 8, 2025. The Worldcoin Tower Warrants are exercisable in whole or in part, at any time on or after the Initial Exercise Date and on or prior to 5:00 p.m. (New York City time) on the seven (7) year anniversary of the Initial Exercise Date (i.e., September 9, 2032), but not thereafter. The exercise price and number of Worldcoin Tower Warrant Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, combinations, reclassifications or similar events affecting our Common Stock, as described in Section 3 of the Worldcoin Tower Warrant Agreement.

Exercisability

The Worldcoin Tower Warrants are exercisable, at the option of the holder (the “Holder”), in whole or in part, by delivering to the Company a duly executed notice of exercise. Within the earlier of (i) one (1) trading day and (ii) the number of trading days comprising the standard settlement period (each as defined in the Worldcoin Tower Warrant Agreement) following the date of exercise, the Holder shall deliver the aggregate exercise price for the Worldcoin Tower Warrant Shares by wire transfer or cashier’s check drawn on a United States bank (unless the cashless exercise procedure is applicable). The Holder need not physically surrender the Worldcoin Tower Warrant to the Company until the Holder has purchased all of the Worldcoin Tower Warrant Shares available thereunder and the Worldcoin Tower Warrant has been exercised in full.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of the Worldcoin Tower Warrant Shares to the Holder, then the Worldcoin Tower Warrant may be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Worldcoin Tower Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where: (A) = the volume weighted average price (“VWAP”) on the trading day immediately preceding the date of the applicable notice of exercise (or, in certain circumstances, the VWAP on the date of the notice of exercise); (B) = the exercise price; and (X) = the number of Worldcoin Tower Warrant Shares that would be issuable upon exercise if such exercise were by means of a cash exercise. If Worldcoin Tower Warrant Shares are issued in a cashless exercise, the Company and Holder acknowledge that in accordance with Section 3(a)(9) of the Securities Act, the Worldcoin Tower Warrant Shares shall take on the registered characteristics of the Worldcoin Tower Warrants being exercised.

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Transferability

Subject to compliance with applicable securities laws, each Worldcoin Tower Warrant and all rights thereunder (including any registration rights) are transferable, in whole or in part, upon surrender of the Worldcoin Tower Warrant at the principal office of the Company or its designated agent, together with a written assignment of the Worldcoin Tower Warrant substantially in the form attached thereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. The Worldcoin Tower Warrant, if properly assigned, may be exercised by a new holder for the purchase of Worldcoin Tower Warrant Shares without having a new Worldcoin Tower Warrant issued.

Exchange Listing

There is no trading market available for the Worldcoin Tower Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Worldcoin Tower Warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the Worldcoin Tower Warrant Agreement or by virtue of the Holder’s ownership of Common Stock, the Holder of a Worldcoin Tower Warrant does not have the rights or privileges of holders of Common Stock, including any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise of the Worldcoin Tower Warrant. Without limiting the rights of the Holder to receive Worldcoin Tower Warrant Shares on a cashless exercise and to receive certain cash payments as liquidated damages, in no event will the Company be required to net cash settle an exercise of the Worldcoin Tower Warrant.

Beneficial Ownership Limitation

The Company shall not effect any exercise of a Worldcoin Tower Warrant, and the Holder shall not have the right to exercise any portion of a Worldcoin Tower Warrant, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s Affiliates and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Worldcoin Tower Warrant (the “Beneficial Ownership Limitation”). The Holder, upon written notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares upon exercise. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.

Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of a Worldcoin Tower Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

Adjustments

The exercise price and the number of Worldcoin Tower Warrant Shares issuable upon exercise of the Worldcoin Tower Warrants are subject to adjustment upon the occurrence of certain events, including: (i) stock dividends and distributions payable in Common Stock; (ii) subdivisions of outstanding Common Stock into a larger number of shares; (iii) combinations of outstanding Common Stock into a smaller number of shares; and (iv) reclassification of Common Stock. In addition, if the Company grants, issues or sells any Common Stock equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of Common Stock, the Holder will be entitled to acquire such rights upon the terms applicable to such rights as if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of the Worldcoin Tower Warrant immediately before the record date for such issuance. The Holder is also entitled to participate in any distributions of assets (or rights to acquire assets) to holders of Common Stock.

Amendment

The Worldcoin Tower Warrant may be modified or amended or the provisions thereof waived only with the written consent of the Company and the Holder.

Governing Law

All questions concerning the construction, validity, enforcement and interpretation of the Worldcoin Tower Warrant shall be determined in accordance with the provisions of the Securities Purchase Agreement dated September 8, 2025.

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SELLING STOCKHOLDERS

The Securities being offered by the Selling Stockholders are (i) the Worldcoin Tower Warrants, and (ii) the Worldcoin Tower Warrant Shares issuable upon exercise of such Worldcoin Tower Warrants. For additional information regarding the issuance of the Worldcoin Tower Warrants, see the section of this prospectus titled “Description of Securities — Worldcoin Tower Warrants.” We are registering the Securities in order to permit the Selling Stockholders to offer the Securities for resale from time to time.

Information About the Selling Stockholders

The following table sets forth, based on information provided to us by or on behalf of each Selling Stockholder or known to us, the name of each Selling Stockholder and the number of shares of our Common Stock beneficially owned by such Selling Stockholder before and after this offering, as well as the number of Worldcoin Tower Warrants and Worldcoin Tower Warrant Shares offered hereby.

The table below lists each Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of Common Stock held by each Selling Stockholder.

Each Selling Stockholder may sell all, some or none of the Securities in this offering. See “Plan of Distribution.”

Name(1)	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Maximum Number of Securities to be Sold Pursuant to this Prospectus(2)	Common Stock Beneficially Owned After the Offering(3)	Percentage
Worldcoin Tower Instant LLC (4)	9,917,844	9,917,844	-	-%

(1) This table and the information in the notes below are based upon information supplied by each Selling Stockholder.

(2) The number of Securities in the column “Maximum Number of Securities Offered” represents all of the Securities that the applicable Selling Stockholder may offer and sell from time to time under this prospectus, consisting of, in the case of Worldcoin Tower Instant LLC, (i) 9,917,844 Worldcoin Tower Warrants to purchase shares of Common Stock, and (ii) 9,917,844 Worldcoin Tower Warrant Shares issuable upon exercise of the Worldcoin Tower Warrants, without giving effect to any applicable beneficial ownership limitation.

(3) These figures assume that all of the Securities being registered under the registration statement of which this prospectus forms a part (including the Worldcoin Tower Warrant Shares issuable upon exercise of the Worldcoin Tower Warrants) are sold in this offering, and that the Selling Stockholders do not acquire additional shares of Common Stock after the date of this prospectus and prior to completion of this offering.

(4) Worldcoin Tower Instant LLC is a Delaware limited liability company, which received the Worldcoin Tower Warrants as consideration under the Strategic Advisor Agreement dated as of September 8, 2025, pursuant to which Worldcoin Tower Instant LLC agreed to provide certain strategic advisory services to the Company. Xuan Yong and Matthew Gefter, managing partners of Worldcoin Tower Instant LLC, have voting and investment control of the securities held by the Selling Stockholder.

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PLAN OF DISTRIBUTION

Each Selling Stockholder and any of its pledgees, donees, transferees, assignees, designees and other successors-in-interest may, from time to time, sell, transfer, assign, distribute, pledge or otherwise dispose of any or all of the Securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. Each Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale, transfer, assignment or distribution. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of Securities to be made directly or through agents. Each Selling Stockholder and any permitted transferees may sell the Securities offered by this prospectus on any stock exchange, market or trading facility on which the Securities are traded or in private transactions. Each Selling Stockholder may use any one or more of the following methods when selling, transferring, assigning or distributing the Securities:

●	through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from such Selling Stockholder, the purchaser or such other persons who may be effecting such sales, which discounts, concessions or commissions as to any particular broker or dealer may be in excess of those customary to the types of transactions involved) for resale to the public or to institutional investors at various times;

●	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

●	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

●	in privately negotiated transactions other than exchange or quotation service transactions;

●	short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

●	hedging transactions, including, but not limited to:

○	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of Securities and may use Securities held by such Selling Stockholder to close out its short position;

○	options or other types of transactions that require the delivery of Securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the Securities; or

○	loans or pledges of Securities to a broker-dealer or an affiliate, who may sell the loaned Securities or, in an event of default in the case of a pledge, sell the pledged Securities;

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●	through offerings of securities exercisable, convertible or exchangeable for Securities, including, without limitation, securities issued by trusts, investment companies or other entities;

●	offerings directly to one or more purchasers, including institutional investors;

●	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	through distribution to the security holders of any Selling Stockholder;

●

through gift, pledge or other transfer or assignment, including transfers to affiliates and distributions to members, partners, stockholders or other equity holders, and pledges to secure debts and other obligations;

●	through a combination of any such methods of sale; or

●	through any other method permitted under applicable law.

Each Selling Stockholder may also sell Securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

There can be no assurance that any Selling Stockholder will sell any or all of the Securities registered pursuant to the registration statement of which this prospectus forms a part.

If any Selling Stockholder is an entity, it may elect to make one or more transfer(s) or assignment(s) of the Securities to third parties, or one or more in-kind distribution(s) of Securities to its members, partners or stockholders, pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such recipients would thereby receive freely tradeable Securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Securities acquired in the distribution.

Each Selling Stockholder also may transfer, assign, distribute, gift, pledge or otherwise dispose of the Securities in other circumstances, including by transfer to affiliates, by distribution to members, partners, stockholders or other equity holders, or by operation of law, in which case the transferees, assignees, distributees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus and may sell the Securities pursuant to this prospectus. Upon being notified by any Selling Stockholder that a donee, pledgee, transferee, assignee, distributee or other successor-in-interest intends to sell the Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

Broker-dealers engaged by any Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from such Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of Securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Securities or interests therein, any Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. Each Selling Stockholder may also sell securities short and deliver the Securities to close out such short positions, or loan or pledge the Securities to broker-dealers that in turn may sell the Securities. Each Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each Selling Stockholder and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Securities.

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We are required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify each Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any Selling Stockholder’s selling costs incurred pursuant to any available method provided hereunder for selling Securities.

We are obligated to use best efforts to maintain the effectiveness of the registration statement of which this prospectus forms a part (except for such times as we are permitted to suspend its use, which may not exceed 30 consecutive calendar days or 60 total calendar days in any 12-month period) and to keep such registration statement free of any material misstatements or omissions, until the date that all Registrable Securities covered by such registration statement (i) have been sold thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The Securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Securities by such Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Winston Taylor LLP, Houston, Texas. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of Eightco Holdings Inc. as of and for the years ended December 31, 2025 and 2024 incorporated by reference have been audited by Stephano Slack LLC, an independent registered public accounting firm, as set forth in their report thereon, incorporated by reference, and have been incorporated in this registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at www.8co.holdings. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed on April 15, 2026);
●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 (filed on May 15, 2026) and June 30, 2026 (filed on August 7, 2026);
●	our Current Reports on Form 8-K filed on September 10, 2025, January 5, 2026, February 5, 2026, March 12, 2026, March 20, 2026, April 28, 2026, May 1, 2026, May 27, 2026, June 11, 2026 and August 7, 2026 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K); and
●	our Registration Statement on Form 8-A filed with the Commission January 20, 2023 (File No. 000-56512), in which there is described the terms, rights and provisions applicable to the shares of our Common Stock, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.8co.holdings/) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Eightco Holdings Inc.

Attn: Kevin O’Donnell, Chief Executive Officer

101 Larry Holmes Drive, Suite 313

Easton, PA 18042

Telephone: (888) 765-8933

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PRELIMINARY PROSPECTUS

Warrants to Purchase 9,917,844 Shares of Common Stock

9,917,844 Shares of Common Stock Issuable Upon Exercise of Warrants

Offered by the Selling Stockholders

Subject to Completion, dated August 26, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by us in connection with the Securities being registered under this prospectus.

Amount to be Paid
SEC Registration Fee	$2,399.63
Transfer Agent Fees and Expenses	1,000
Printing	5,000
Legal Fees and Expenses	25,000
Accounting Fees and Expenses	10,000
Total	$43,399.63

Item 15. Indemnification of Directors and Officers.

The registrant is incorporated under the laws of the State of Texas. Section 8.101 of the TBOC allows a corporation to provide in its certificate of formation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a distribution in violation of the TBOC or obtained an improper personal benefit. The registrant’s certificate of formation provides for this limitation of liability.

The TBOC provides that a Texas corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.

The registrant’s certificate of formation provides that its officers and directors will be indemnified by us to the fullest extent authorized by Texas law, as it now exists or may in the future be amended. In addition, the registrant’s certificate of formation provides that the registrant’s directors will not be personally liable for monetary damages to the registrant for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or stockholders of the registrant, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Texas law, or (iv) for any transaction from which the director derived an improper personal benefit.

The TBOC also permits corporations to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the TBOC. The registrant maintains directors’ and officers’ liability insurance.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the registrant’s certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

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Item 16. Exhibits.

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Description of Documents
2.1	Plan of Conversion (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 5, 2026).
3.1	Certificate of Formation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed February 5, 2026).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed February 5, 2026).
4.1	Description of Securities (previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed April 2, 2024)
5.1	Opinion of Winston Taylor LLP
10.1	Registration Rights Agreement, dated September 8, 2025, between Eightco Holdings Inc. and Worldcoin Tower Instant LLC (incorporated by reference to Exhibit B to Exhibit 10.3 to the Form 8-K filed with the SEC on September 10, 2025)
10.2	Strategic Advisor Agreement, dated September 8, 2025, between Eightco Holdings Inc. and Worldcoin Tower Instant LLC (incorporated by reference to Exhibit 10.9 to the Form 8-K filed with the SEC on September 10, 2025)
10.3	Form of Strategic Advisor Warrant (incorporated by reference to Exhibit 10.10 to the Form 8-K filed with the SEC on September 10, 2025)
10.6	Amended and Restated Compensation Agreement, dated June 5, 2026, between Eightco Holdings Inc. and Kevin O’Donnell (incorporated by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on June 11, 2026)
23.1	Consent of Stephano Slack LLC.
23.2	Consent of Winston Taylor LLP (included on Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of Registration Statement).
101	Interactive Data File
107	Filing Fee Table.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Eightco Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 26, 2026.

EIGHTCO HOLDINGS INC.

By:	/s/ Kevin O’Donnell
Name:	Kevin O’Donnell
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Kevin O’Donnell and Brett Vroman, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 26, 2026.

Signatures	Title	Date

/s/ Kevin O’Donnell	Chief Executive Officer and Chairman	August 26, 2026
Kevin O’Donnell	(Principal Executive Officer)

/s/ Brett Vroman	Chief Financial Officer	August 26, 2026
Brett Vroman	(Principal Financial Officer)

/s/ Frank Jennings	Director	August 26, 2026
Frank Jennings

/s/ Louis Foreman	Director	August 26, 2026
Louis Foreman

/s/ Nicola Caiano	Director	August 26, 2026
Nicola Caiano

/s/ Thomas Lee	Director	August 26, 2026
Thomas Lee

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